UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 19, 2007

PERCEPTRON, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan	0-20206	38-2381442
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

47827 Halyard Drive, Plymouth, MI	48170-2461
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 414-6100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 18, 2007, Perceptron, Inc. (the “Company”) entered into a Severance Agreement with the following executive officer: Paul J. Eckhoff. The Severance Agreement between the Company and Mr. Eckhoff provides for, among other things, the payment of an amount of severance equal to six months of his current annual base salary, as in effect immediately prior to his termination, a prorated portion of any bonus he would have earned for the year of termination had he been employed by the Company at the end of the applicable bonus period, and continuation of Company-provided health, welfare and car benefits for six months. Severance is payable to Mr. Eckhoff only if he is terminated by the Company for any reason other than death, disability, or cause (as defined in the Severance Agreements). In the event of a change in control (as defined in the Severance Agreements), and if within certain time periods set forth in the Severance Agreements, Mr. Eckhoff is terminated by the Company for any reason other than death, disability or cause, or he resigns for good reason (as defined in the Severance Agreements), Mr. Eckhoff will be entitled to an amount of severance equal to one times his current annual base salary, as in effect immediately prior to his termination, a prorated portion of his target bonus for the year of termination, based on the number of days worked in the year of termination, continuation of Company-provided health, welfare and car benefits for one year and continued coverage under director and officer liability insurance policies.

Attached hereto and incorporated by reference as Exhibit 10.1 is the Severance Agreement relating to Mr. Eckhoff. The foregoing description summarizes certain provisions of the Severance Agreement and is qualified in its entirety by reference to the terms and conditions in the attached document.

Item 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF OFFICERS; APPOINTMENT OF PRINCIPAL OFFICERS

(c) On March 19, 2007, Mr. Paul J. Eckhoff was appointed as Senior Vice President - Commercial Products by the Board of Directors of the Company. Mr. Eckhoff is an at-will employee of the Company, currently receives an annual base salary of $160,000, is eligible to participate in the Company’s profit sharing plans and is entitled to receive medical, life and disability insurance coverage and other benefits available generally to senior management of the Company.

Mr. Eckhoff, age 45, joined the Company as General Manager - Commercial Products, in October 2005. Prior to joining Perceptron, from 2004 to 2005, Mr. Eckhoff was Director, Product Management, for Cooper Bussmann, Inc., a producer of circuit protection devices. Prior to that, from 2001 to 2004, Mr. Eckhoff held various positions including Director of Marketing - New Product Development of Delta Machinery and Director of Asia Marketing and New Product Development for the Tools Group of the Porter-Cable, Delta Machinery and Devilbiss brands at Black & Decker Corporation, a global manufacturer and marketer of power tools and accessories. Prior to that, from 1985 to 2001, Mr. Eckhoff held various positions including Director of Marketing at the Emerson Tool Company Division of Emerson Electric Company, a diversified manufacturer and marketer of electronic and electrical products. Mr. Eckhoff holds a bachelor’s degree in industrial technology and design from Truman State University, Kirskville, Missouri and a master’s of business administration from the Olin School of Business, Washington University, St. Louis, Missouri.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

C.	Exhibits.

Exhibit No.	Description

10.1	Severance Agreement dated May 18, 2007 between the Company and Paul J. Eckhoff.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC. (Registrant)

Date: May 23, 2007	/s/ David W. Geiss
By: David W. Geiss
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Severance Agreement dated May 18, 2007 between the Company and Paul J. Eckhoff.